Exhibit (d)(14)

SCHEDULE A

(as of November 3, 2014)

Fund	Effective Date of Agreement
Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	January 31, 2011
Deutsche X-trackers MSCI EAFE Hedged Equity ETF	January 31, 2011
Deutsche X-trackers MSCI Brazil Hedged Equity ETF	January 31, 2011
Deutsche X-trackers MSCI Germany Hedged Equity ETF	January 31, 2011
Deutsche X-trackers MSCI Japan Hedged Equity ETF	January 31, 2011
Deutsche X-trackers Regulated Utilities ETF	March 25, 2013
Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF	March 25, 2013
Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF	July 25, 2013
Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	July 25, 2013
Deutsche X-trackers MSCI Europe Hedged Equity ETF	July 25, 2013
Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	July 25, 2013
Deutsche X-trackers MSCI All World ex US Hedged Equity ETF	November 18, 2013
Deutsche X-trackers MSCI South Korea Hedged Equity ETF	November 18, 2013
Deutsche X-trackers MSCI Mexico Hedged Equity ETF	November 18, 2013
Deutsche X-trackers CROCI US Large Cap ETF	November 18, 2013
Deutsche X-trackers CROCI EAFE ETF	November 18, 2013
Deutsche X-trackers Ultra-Short Duration Bond ETF	November 18, 2013
Deutsche X-trackers Managed Municipal Bond ETF	November 18, 2013
Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF	November 3, 2014
Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF	November 3, 2014
Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF	November 3, 2014
Deutsche X-trackers MSCI EMU Hedged Equity ETF	November 3, 2014

SCHEDULE B

(as of November 3, 2014)

Fund	Advisory Fee*
Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	0.65%
Deutsche X-trackers MSCI EAFE Hedged Equity ETF	0.35%
Deutsche X-trackers MSCI Brazil Hedged Equity ETF	0.60%
Deutsche X-trackers MSCI Germany Hedged Equity ETF	0.50%
Deutsche X-trackers MSCI Japan Hedged Equity ETF	0.50%
Deutsche X-trackers Regulated Utilities ETF	0.45%
Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF	0.30%
Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF	0.45%
Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	0.60%
Deutsche X-trackers MSCI Europe Hedged Equity ETF	0.45%
Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	0.45%
Deutsche X-trackers MSCI All World ex US Hedged Equity ETF	0.40%
Deutsche X-trackers MSCI South Korea Hedged Equity ETF	0.58%
Deutsche X-trackers MSCI Mexico Hedged Equity ETF	0.50%
Deutsche X-trackers CROCI US Large Cap ETF	0.30%
Deutsche X-trackers CROCI EAFE ETF	0.40%
Deutsche X-trackers Ultra-Short Duration Bond ETF	0.25%
Deutsche X-trackers Managed Municipal Bond ETF	0.40%
Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF	0.45%
Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF	0.25%
Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF	0.50%
Deutsche X-trackers MSCI EMU Hedged Equity ETF	0.45%

*	Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.